Exhibit Relating to Item 77(c) of Form N-SAR for
BlackRock North American Government Trust Inc. (the Trust) for the six months ended April 30, 2001
The Annual Meeting of the Trusts shareholders was held on May 24, 2001. In addition to a routine proposal relating to the election of the Trusts directors (Proposal No. 1), the shareholders voted on the following matters:
? To approve or reject a proposal made by Phillip Goldstein, a shareholder of the Trust, requesting that the Trust convert to an open-end fund (Proposal No. 2);
? To approve or reject Mr. Goldsteins proposal that the investment advisory contract between the Trust and BlackRock Advisors, Inc. be terminated (Proposal No. 3);
? To approve or reject Mr. Goldsteins proposal requesting that the Board of Directors not authorize the payment of certain legal fees unless such payment has been first approved by shareholders (Proposal No. 4); and ? To approve or reject Mr. Goldsteins proposal that the Trust reimburse him for his proxy solicitation expenses (Proposal No. 5).
Shareholders voted in favor of Proposal No. 1 and rejected Mr.
Goldsteins Proposals No. 3, 4 and 5. Shareholders voted in favor of a non-binding advisory Proposal No. 2 relating to open-ending the Trust. The results of the voting with respect to Proposals No. 2, 3, 4 and 5 were as follows:

V
o
t
e
s

F
o
r
V
o
t
e
s

A
g
a
i
n
s
t
A
b
s
t
e
n
t
i
o
n
s
Proposal
No. 2
1
3
,
9
1
8
,
5
3
5
7
,
5
5
8
,
0
1
8
4
6
3
,
2
2
0
Proposal
No. 3
3
,
4
7
8
,
3
6
4
1
7
,
9
5
5
,
7
1
7
5
1
1
,
6
9
5
Proposal
No. 4
3
,
2
7
7
,
6
7
5
8
,
2
1
1
,
8
6
6
1
0
,
4
5
4
,
7
3
5
Proposal
No. 5
2
,
2
9
6
,
4
7
4
1
9
,
2
1
5
,
7
3
9
4
3
0
,
8
6
1






T:\CLUSTER 4\BLKROCK\N-SAR exhibits\North Amer. Gov't Trust, Exhbit re sh mtg on 5-24-01.doc